ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Fourth Quarter and Full Year 2025 Financial Results

and Provides Adjusted EBITDA Guidance for 2026

Fourth Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 2.2% year over year to $509.1 million
•
Construction and Material Handling revenues of $328.6 million and $167.8 million, respectively
•
New and used equipment sales increased 4.8% to $300.9 million, an increase of $90.8 million, or 43.0%, sequentially
•
Product support revenues stable year over year with Parts sales increasing to $68.1 million and Service revenues increasing to $59.3 million
•
Net loss available to common stockholders of $(12.5) million compared to $(11.4) million in 2024
•
Basic and diluted net loss per share of $(0.39) compared to $(0.34) in 2024
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.27) for 2025 compared to $(0.46) for 2024
•
Adjusted EBITDA* decreased 0.2% to $40.6 million compared to $40.7 million in 2024
•
Inventories, net reduced $31.3 million in the fourth quarter
•
Line of credit, net reduced $20.4 million in the fourth quarter

2025 Full Year Financial Highlights: (comparisons are year over year)

•
Total revenues decreased $40.7 million year over year to $1,835.9 million
•
Construction and Material Handling revenues of $1,116.7 million and $654.3 million, respectively
•
Master Distribution with revenues of $67.3 million, an increase of $8.1 million, or 13.7% over last year
•
New and used equipment sales of $999.3 million
•
Product Support revenues stable year over year with Parts sales decreasing to $291.0 million and Service revenues increasing to $256.7 million
•
Net loss available to common stockholders of $(83.3) million compared to $(65.1) million in 2024
•
Basic and diluted net loss per share of $(2.55) compared to $(1.96) in 2024
•
Adjusted basic and diluted pre-tax net loss per share* of $(1.20) compared to $(1.24) in 2024
•
Adjusted EBITDA* decreased 2.3% to $164.4 million compared to $168.3 million in 2024

Livonia, MI. – February 26, 2026 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction, and environmental processing equipment and related services, today announced financial results for the fourth quarter and full year ended December 31, 2025.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our fourth quarter equipment sales performance was encouraging as demand for equipment significantly improved due to the tax benefits of the OBBBA, lower interest rates, project permitting “green-lights” and strengthening customer sentiment based on their project backlogs for 2026. The over $300 million of new and used equipment sales this quarter was the highest in the Company’s history, surpassing our previous largest quarter of equipment sales in the fourth quarter of 2023. Given our business model, this quarter’s record equipment sales will generate field population and future product support opportunities for years to come. The gain in equipment sales in the quarter was offset by typical seasonal pullbacks in our product support and rental businesses, which were exacerbated by an early winter

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

in our northern regions. Importantly, after two tumultuous years marked by macroeconomic uncertainty, oversupply of equipment, and tariff-related cost pressures, the backdrop for 2026 presents a more constructive and increasingly opportunistic environment across our business segments.”

Mr. Greenawalt added, “Industry volumes in both our Construction Equipment and Material Handling segments are forecast to grow in 2026. Our Construction Equipment segment is expected to continue benefiting from a customer base highly embedded on long-term and fully funded federal and state DOT infrastructure projects. Project activity in our Florida market continues to expand, and per ARTBA, the value of transportation projects in the United States expected to break ground in the next 30 to 60 days was $14.6 billion in December 2025, up 65.5 percent from $8.9 billion a year ago. The outlook for our Material Handling business this year is favorable relative to the tariff-impacted 2025, as we expect higher volumes, weighted to the second half of the year, due to customer fleet replenishment, and more stable conditions in the manufacturing and auto sector. The underlying fundamentals remain steady in our core market segments including food and beverage, medical, retail and wholesale distribution and logistics. We continue to be excited and well positioned for organic growth as it relates emerging technologies in the material handling sector, which include autonomous lift trucks, advanced power solutions, and warehouse automation via our Peaklogix subsidiary.”

Mr. Greenawalt continued, “In terms of our performance for 2025, total revenues were down 2.2% to $1.8 billion, a result of slight gains in new and used equipment sales and service revenues being offset by declines largely related to our rental business. As a reminder, we continued the strategic reduction of our rent-to-sell fleet as we reposition the business to focus on its core dealership capabilities and to drive better returns on capital in the segment overall. To that end, while our Construction Equipment segment’s Adjusted EBITDA was down $3.2 million, or 3.1% in 2025, the segment reduced its total assets base by $89.3 million, increasing returns on capital year over year by replacing low-return rental revenues with asset-light product support profitability. Our Material Handling segment revenues decreased 4.8% to $654.3 million in 2025, due primarily to lower equipment sales and unit deliveries as customers, especially in our Midwest region, continued to delay fleet replacements amid tariff-driven uncertainty. Despite a challenging environment for both business segments, total product support revenues remained comparatively resilient, with revenues relatively flat at $547.7 million for the year. Lastly, the cost savings and business optimization initiatives we’ve implemented continued to drive lower selling, general and administrative expenses, which decreased $23.8 million, or 5.3%, to $422.7 million for the year. In addition, during the fourth quarter of 2025, we meaningfully reduced total debt compared to the third quarter, driven by disciplined working capital management and continued optimization of our rental fleet. This deleveraging, combined with ample liquidity and no near-term debt maturities, positions us well as industry conditions continue to stabilize entering 2026.”

In conclusion, Mr. Greenawalt said, “In closing, the last two years have presented significant, ever-changing challenges for our business, our partners, and our customers. I am extremely proud of the ongoing determination and dedication of our employees showed throughout 2025 as they are the foundational bedrock of our business. Additionally, I would like to thank our OEM partners as their support was pivotal in remaining competitive during rapidly fluctuating market conditions. I am hopeful that the challenges of the last two years give way to more stable operating conditions in 2026, where Alta will shift back into “growth mode” and realize the rewards of the hard work done by our team in the past two years, whereby the rewards come in the form of an amplified benefit from revenues growth on a lower fixed cost base and a smaller balance sheet. We are laser focused on delivering improved performance this year which we believe is achievable given industry forecasts, customer feedback, and dedication to our vision and to one another.”

Full Year 2026 Financial Guidance and Other Financial Notes:

•
The Company released its 2026 guidance range and expects to report Adjusted EBITDA between $172.5 million and $187.5 million for the 2026 fiscal year.
•
During the quarter, the Company repurchased 171,308 shares of our common stock for an average price of $5.87 per share, totaling $1.0 million.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED RESULTS OF OPERATIONS

(amounts in millions unless otherwise noted)

	Three Months Ended December 31,		Increase (Decrease)
	2025	2024	2025 versus 2024
Revenues:
New and used equipment sales	$300.9	$287.1	$13.8	4.8%
Parts sales	68.1	67.9	0.2	0.3%
Service revenue	59.3	59.0	0.3	0.5%
Rental revenue	42.8	47.5	(4.7)	(9.9)%
Rental equipment sales	38.0	36.6	1.4	3.8%
Total revenues	509.1	498.1	11.0	2.2%
Cost of revenues:
New and used equipment sales	262.6	249.2	13.4	5.4%
Parts sales	44.3	47.0	(2.7)	(5.7)%
Service revenue	24.4	25.6	(1.2)	(4.7)%
Rental revenue	3.8	4.0	(0.2)	(5.0)%
Rental depreciation	25.2	27.4	(2.2)	(8.0)%
Rental equipment sales	29.3	28.4	0.9	3.2%
Cost of revenues	389.6	381.6	8.0	2.1%
Gross profit	119.5	116.5	3.0	2.6%
Selling, general and administrative expenses	107.8	106.8	1.0	0.9%
Depreciation and amortization expense	6.5	7.3	(0.8)	(11.0)%
Total operating expenses	114.3	114.1	0.2	0.2%
Income from operations	5.2	2.4	2.8	116.7%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.2)	(3.4)	1.2	(35.3)%
Interest expense – other	(19.6)	(20.0)	0.4	(2.0)%
Other income	0.1	1.5	(1.4)	(93.3)%
Loss on divestiture	(0.1)	—	(0.1)	NM
Total other expense	(21.8)	(21.9)	0.1	(0.5)%
Loss before taxes	(16.6)	(19.5)	2.9	NM
Income tax benefit	(4.9)	(8.9)	4.0	NM
Net loss	(11.7)	(10.6)	(1.1)	NM
Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(12.5)	$(11.4)	$(1.1)	NM
Adjusted EBITDA(1)	$40.6	$40.7	$(0.1)	(0.2)%
NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Year Ended December 31,		Increase (Decrease)
	2025	2024	2025 versus 2024
Revenues:
New and used equipment sales	$999.3	$987.0	$12.3	1.2%
Parts sales	291.0	294.4	(3.4)	(1.2)%
Service revenues	256.7	253.8	2.9	1.1%
Rental revenues	179.8	203.4	(23.6)	(11.6)%
Rental equipment sales	109.1	138.0	(28.9)	(20.9)%
Total revenues	1,835.9	1,876.6	(40.7)	(2.2)%
Cost of revenues:
New and used equipment sales	858.7	837.9	20.8	2.5%
Parts sales	190.2	196.2	(6.0)	(3.1)%
Service revenues	104.1	105.8	(1.7)	(1.6)%
Rental revenues	20.0	22.5	(2.5)	(11.1)%
Rental depreciation	104.9	115.9	(11.0)	(9.5)%
Rental equipment sales	83.4	104.6	(21.2)	(20.3)%
Total cost of revenues	1,361.3	1,382.9	(21.6)	(1.6)%
Gross profit	474.6	493.7	(19.1)	(3.9)%
Selling, general and administrative expenses	422.7	446.5	(23.8)	(5.3)%
Non-rental depreciation and amortization	28.7	28.6	0.1	0.3%
Total operating expenses	451.4	475.1	(23.7)	(5.0)%
Income from operations	23.2	18.6	4.6	24.7%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(10.9)	(12.1)	1.2	(9.9)%
Interest expense – other	(77.5)	(69.2)	(8.3)	12.0%
Other income	1.8	3.1	(1.3)	(41.9)%
Loss on extinguishment of debt	—	(6.7)	6.7	NM
Gain on divestitures	4.6	—	4.6	NM
Total other expense, net	(82.0)	(84.9)	2.9	(3.4)%
Loss before taxes	(58.8)	(66.3)	7.5	NM
Income tax expense (benefit)	21.5	(4.2)	25.7	NM
Net loss	(80.3)	(62.1)	(18.2)	NM
Preferred stock dividends	(3.0)	(3.0)	—	—
Net loss available to common stockholders	$(83.3)	$(65.1)	$(18.2)	NM
Adjusted EBITDA(1)	$164.4	$168.3	$(3.9)	(2.3)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and Reconciliation of Non-GAAP measures for a reconciliation of our Adjusted EBITDA to net (loss) income, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s financial results for the fourth quarter and full year ended December 31, 2025. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Fourth Quarter and Full Year 2025 Earnings Call and Webcast
Date:	Thursday, February 26, 2026
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	(404) 975-4839 https://www.netroadshow.com/events/global-numbers?confId=94964
Live call access code:	439317
Audio replay:	(866)-813-9403
Replay access code:	605792
Webcast:	https://events.q4inc.com/attendee/105097731

The audio replay will be archived through March 5, 2026.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment, and allied products. Alta has operated as an equipment dealership for 41 years and has developed a branch network that includes over 80 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario, Maritime, and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us or our key suppliers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; fluctuations in interest rate levels and the relative tenor of those levels; the demand and market price for our equipment and product support; negative impacts on customer payment policies; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of artificial intelligence, cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments, or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:
Kevin Inda
SCR Partners, LLC
kevin@scr-ir.com
(225) 772-0254

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Cash	$18.6	$13.4
Accounts receivable, net of allowances of $11.3 and $10.7 as of December 31, 2025 and December 31, 2024, respectively	186.7	199.7
Inventories, net	473.3	535.9
Prepaid expenses and other current assets	31.6	25.5
Total current assets	710.2	774.5

NON-CURRENT ASSETS
Property and equipment, net	73.3	81.6
Rental fleet, net	313.7	358.8
Operating lease right-of-use assets, net	108.3	113.0
Goodwill	77.8	77.5
Other intangible assets, net	48.0	54.7
Other assets	5.0	20.3
TOTAL ASSETS	$1,336.3	$1,480.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$241.0	$293.4
Floor plan payable – used and rental equipment	72.3	81.1
Current portion of long-term debt	11.0	10.5
Accounts payable	77.7	91.5
Customer deposits	15.0	14.8
Accrued expenses	45.3	51.2
Current operating lease liabilities	15.0	15.1
Current deferred revenue	13.7	13.0
Other current liabilities	4.0	6.6
Total current liabilities	495.0	577.2

NON-CURRENT LIABILITIES
Line of credit, net	211.3	179.8
Long-term debt, net of current portion	484.5	480.0
Finance lease obligations, net of current portion	28.2	35.5
Deferred revenue, net of current portion	5.0	4.3
Long-term operating lease liabilities, net of current portion	100.1	103.5
Deferred tax liabilities	14.6	10.8
Other liabilities	6.4	11.7
TOTAL LIABILITIES	1,345.1	1,402.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both December 31, 2025 and December 31, 2024 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,153,525 and 32,762,135 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	248.4	243.5
Treasury stock at cost, 2,904,614 and 1,587,702 shares of common stock held at December 31, 2025 and December 31, 2024, respectively	(19.2)	(11.7)
Accumulated deficit	(236.4)	(149.3)
Accumulated other comprehensive loss	(1.6)	(4.9)
TOTAL STOCKHOLDERS’ EQUITY	(8.8)	77.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,336.3	$1,480.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Year Ended December 31,
	2025	2024	2023
Revenues:
New and used equipment sales	$999.3	$987.0	$1,025.9
Parts sales	291.0	294.4	278.3
Service revenues	256.7	253.8	241.3
Rental revenues	179.8	203.4	202.4
Rental equipment sales	109.1	138.0	128.9
Total revenues	1,835.9	1,876.6	1,876.8
Cost of revenues:
New and used equipment sales	858.7	837.9	853.6
Parts sales	190.2	196.2	183.2
Service revenues	104.1	105.8	103.4
Rental revenues	20.0	22.5	24.8
Rental depreciation	104.9	115.9	110.1
Rental equipment sales	83.4	104.6	94.5
Total cost of revenues	1,361.3	1,382.9	1,369.6
Gross profit	474.6	493.7	507.2
Selling, general and administrative expenses	422.7	446.5	430.3
Non-rental depreciation and amortization	28.7	28.6	22.5
Total operating expenses	451.4	475.1	452.8
Income from operations	23.2	18.6	54.4
Other (expense) income:
Interest expense, floor plan payable – new equipment	(10.9)	(12.1)	(8.4)
Interest expense – other	(77.5)	(69.2)	(48.6)
Other income	1.8	3.1	5.1
Loss on extinguishment of debt	—	(6.7)	—
Gain on divestitures	4.6	—	—
Total other expense, net	(82.0)	(84.9)	(51.9)
(Loss) income before taxes	(58.8)	(66.3)	2.5
Income tax expense (benefit)	21.5	(4.2)	(6.4)
Net (loss) income	(80.3)	(62.1)	8.9
Preferred stock dividends	(3.0)	(3.0)	(3.0)
Net (loss) income available to common stockholders	$(83.3)	$(65.1)	$5.9
Basic (loss) income per share	$(2.55)	$(1.96)	$0.18
Diluted (loss) income per share	$(2.55)	$(1.96)	$0.18
Basic weighted average common shares outstanding	32,711,790	33,179,598	32,447,754
Diluted weighted average common shares outstanding	32,711,790	33,179,598	32,877,507

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2025	2024	2023
OPERATING ACTIVITIES
Net (loss) income	$(80.3)	$(62.1)	$8.9
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities
Depreciation and amortization	133.6	144.5	132.6
Amortization of debt discount and debt issuance costs	5.4	4.2	2.0
Gain on sale of property and rental equipment	(25.9)	(34.5)	(34.2)
Provision for inventory reserves	0.8	1.5	2.2
Provision for losses on accounts receivable	3.2	5.7	7.2
Gain on divestitures	(4.6)	—	—
Loss on debt extinguishment	—	6.7	—
Stock-based compensation expense	3.8	4.8	4.3
Changes in deferred income taxes	20.8	(8.6)	(10.1)
Other operating activities	0.5	1.3	(1.1)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	11.2	42.7	(16.6)
Inventories	(48.9)	(145.3)	(286.3)
Proceeds from sale of rental equipment - rent-to-sell	98.2	126.1	123.5
Prepaid expenses and other assets	(11.0)	4.3	0.5
Manufacturers floor plans payable	(55.4)	(7.8)	122.5
Accounts payable, accrued expenses, leases, and other operating liabilities	(18.4)	(26.5)	3.0
Net cash provided by operating activities	33.0	57.0	58.4
INVESTING ACTIVITIES
Expenditures for rental equipment	(41.8)	(55.1)	(62.2)
Expenditures for property and equipment and intangibles	(9.2)	(15.4)	(12.4)
Proceeds from sale of property and equipment	0.5	5.3	0.5
Proceeds from sale of rental equipment - rent-to-rent	10.9	11.9	5.4
Acquisition of businesses, net of cash acquired	(2.7)	—	(45.6)
Proceeds from divestitures, net	20.9	—	—
Other investing activities	(1.3)	(2.9)	(3.1)
Net cash used in investing activities	(22.7)	(56.2)	(117.4)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	—	(1.9)	—
Extinguishment of long-term debt	—	(319.4)	—
Proceeds from long-term borrowings	364.5	974.2	379.6
Principal payments on long-term debt and finance lease obligations	(345.5)	(639.9)	(288.3)
Proceeds from non-manufacturer floor plan payable	99.7	120.8	188.4
Payments on non-manufacturer floor plan payable	(106.7)	(133.6)	(179.7)
Preferred stock dividends paid	(3.0)	(3.0)	(3.0)
Common stock dividends declared and paid	(3.9)	(7.8)	(7.6)
Repurchases of common stock	(7.5)	(5.8)	—
Other financing activities	(2.9)	(1.5)	(2.1)
Net cash (used in) provided by financing activities	(5.3)	(17.9)	87.3

Effect of exchange rate changes on cash	0.2	(0.5)	—
NET CHANGE IN CASH	5.2	(17.6)	28.3

Cash, Beginning of year	13.4	31.0	2.7
Cash, End of period	$18.6	$13.4	$31.0
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$100.0	$120.6	$180.2
Common stock issued as consideration for business acquisition	—	3.0	6.3
Contingent and non-contingent consideration for business acquisitions	—	1.1	2.0
Supplemental disclosures of cash flow information
Cash paid for interest	$83.4	$76.4	$53.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except share and per share amounts)

	December 31,	December 31,
Debt and Floor Plan Payables Analysis	2025	2024
Senior secured second lien notes	$500.0	$500.0
Line of credit	213.6	182.9
Floor plan payable – new equipment	241.0	293.4
Floor plan payable – used and rental equipment	72.3	81.1
Finance lease obligations	39.2	46.0
Total debt	$1,066.1	$1,103.4
Adjustments:
Floor plan payable – new equipment	(241.0)	(293.4)
Cash	(18.6)	(13.4)
Adjusted total net debt and floor plan payables(1)	$806.5	$796.6

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss available to common stockholders	$(12.5)	$(11.4)	$(83.3)	$(65.1)
Depreciation and amortization	31.7	34.7	133.6	144.5
Interest expense	21.8	23.4	88.4	81.3
Income tax (benefit) expense	(4.9)	(8.9)	21.5	(4.2)
EBITDA(1)	$36.1	$37.8	$160.2	$156.5
Transaction and consulting costs(2)	2.3	0.3	4.9	2.3
Loss on debt extinguishment(3)	—	—	—	6.7
Loss (gain) on divestitures(4)	0.1	—	(4.6)	—
Share-based incentives(5)	0.7	0.9	3.8	4.8
Other expenses(6)	2.8	1.5	8.0	4.3
Preferred stock dividend(7)	0.8	0.8	3.0	3.0
Loss on auction sale (8)	—	2.8	—	2.8
Showroom-ready equipment interest expense(9)	(2.2)	(3.4)	(10.9)	(12.1)
Adjusted EBITDA(1)	$40.6	$40.7	$164.4	$168.3

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss available to common stockholders	$(12.5)	$(11.4)	$(83.3)	$(65.1)
Transaction and consulting costs(2)	2.3	0.3	4.9	2.3
Loss on debt extinguishment(3)	—	—	—	6.7
Loss (gain) on divestitures(4)	0.1	—	(4.6)	—
Share-based incentives(5)	0.7	0.9	3.8	4.8
Other expenses(6)	2.8	1.5	8.0	4.3
Intangible amortization(10)	2.8	2.4	10.3	10.1
Income tax (benefit) expense(11)	(4.9)	(8.9)	21.5	(4.2)
Adjusted pre-tax net loss available to common stockholders(1)	$(8.7)	$(15.2)	$(39.4)	$(41.1)
Basic net loss per share	$(0.39)	$(0.34)	$(2.55)	$(1.96)
Diluted net loss per share	$(0.39)	$(0.34)	$(2.55)	$(1.96)
Adjusted basic pre-tax net loss per share(1)	$(0.27)	$(0.46)	$(1.20)	$(1.24)
Adjusted diluted pre-tax net loss per share(1)	$(0.27)	$(0.46)	$(1.20)	$(1.24)
Basic weighted average common shares outstanding	32,358,106	33,162,209	32,711,790	33,179,598
Diluted weighted average common shares outstanding	32,358,106	33,162,209	32,711,790	33,179,598

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development and acquisition activities, including capital raise and debt refinancing activities, and associated legal and consulting costs

(3) One-time expense associated with the extinguishment of debt

(4) One-time loss (gain) associated with the divestitures of certain aerial fleet rental assets and our Dock and Door business

(5) Non-cash equity-based compensation expense

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(6) Other non-recurring expenses inclusive of severance payments, greenfield startup, cost redundancies, extraordinary demurrage fees, suspended operations, and non-cash adjustments to earnout contingencies

(7) Expenses related to preferred stock dividend payments

(8) Loss associated with auction of Material Handling used and rental equipment in Q4 2024

(9) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(10) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(11) (Benefit) expense related to the income tax provision, including valuation allowance